UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 30, 2020

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

Annual Letter to Shareholders

Dear Shareholders and Employees,

What a year 2019 was!  So many areas of growth, so many areas of advancement, and yet we are just beginning to experience all we can be.   It is said that at Alpine 4 we have an inherent ability to ignore naysayers and a healthy disregard for the impossible.  I can resoundingly say that this disregard is what has driven us to accomplish what many told us was unattainable.  Think about it for a second.  In 2016 with no institutional backing of our DSF acquisition strategy, and one investment bank after another saying “we love the idea but come back later”, we as a company, we're able to pull off the impossible with our first acquisition of Quality Circuit Assembly, Inc.  Shortly after that, we finished our acquisition of AutoTek’s IP, then American Precision Fabricators and the list goes on.  We choose to do the impossible not because it was easy, but because we knew it was the only path available to succeed with our plan.  In hindsight, the success in our plan has brought much attention to Alpine 4, and there is rarely a week that goes by that I am not asked how we are able to accomplish our DSF acquisition plan.   This is something to be proud of and is definitely something that uniquely defines what Alpine 4 is.

Link to CEO Annual Letter / Video 2020:  https://youtu.be/VR09subA5CU

Swimming vs Surfing

While sitting in church recently, I heard our missions pastor discussing the progress the church has made abroad.  He used the analogy of swimming vs. surfing and I felt it really sums up Alpine 4 and where we are today.  When you are swimming you are using your body to create motion and movement.  Something that Alpine 4 has done for the past 5 years. But now in 2020 our momentum is building from external sources, much like surfing where your body is benefiting from motion applied from an external source.  Last year 2019 brought with it many changes both fundamentally and perception wise.   We added two new stabilizer subsidiaries companies; Morris Sheet Metal and Deluxe Sheet Metal added various new customers, rode through turbulent times with the tariffs and there adverse effects on both APF and QCA, eliminated our toxic variable debt, and saw the value of our stock increase by 112% over last year at this time. These “swimming” efforts in 2019 will allow us to do more “surfing” in 2020.

2020 is Our Year

As I communicated in my 2019 Annual Shareholder letter, my plan to silo our subsidiaries into sector-specific holding companies, we have begun the creation of those siloed subsidiary holding companies.  Those silos or holding subsidiaries are; A4 Manufacturing, Inc., A4 Construction Services, Inc., and A4 Technologies, Inc.  They were created as wholly-owned Delaware corporations, and by the end of Q2, we will have incorporated our subsidiaries into them into.   We also created the long-awaited operating company for SPECTRUMebos under the name SPECTRUMebos, Inc. and we will begin to move the IP assets and development work into that entity in 2020 in preparation for commercialization of the product in 2021.

In 2019 our employee base also grew so quickly that we felt it necessary to create our own internal employee benefits and payroll services company called A4 Corporate Services, LLC (A4CS) to more effectively handle the growing needs of our employees.   A4CS will not only allow our subsidiaries more uniform handling of benefits and other related employer corporate services, it will also reduce our cost basis greatly.   In the prior 12 months of using Insperity as our benefits and payroll provider, our fee cost to be in their platform was in excess of $260k.  annually.  Bringing this into the Alpine 4 family of companies reduces our cost from $260k annually to just under $120k an annual cost savings of $140k.

We also made several key promotions at Alpine 4 and within our subsidiaries.  We promoted; Tabatha Jones to SVP of Corporate Accounting of Alpine 4,  Bill Boggle to President of American Precision Fabricators, Tom Laubhan to President of Morris Sheet Metal, and Director of Construction Services at Alpine 4,  Jason Sergeant to VP of Operations at Deluxe Sheet Metal, and John Walczewski to VP of Sales at Deluxe Sheet Metal.  I know I speak for all of us at Alpine 4 of how proud we are of you!

For 2020 we are expecting our current subsidiaries to deliver on annual revenue of between $41m to $44m, an increase of between 46%-57% over 2019. Further, we also expect to add at least $15m-$40m in new revenue from new potential acquisitions that we are currently in due diligence with.

Get a closer look at our subsidiaries QCA, APF and Morris Sheet Metal

Quality Circuit Assembly, Inc.: https://youtu.be/a8vGLYGdPhM
American Precision Fabricators, Inc.: https://youtu.be/fLhz-PkB03E
Morris Sheet Metal, Inc.: https://youtu.be/PaS6Bb_hMbg

Five Overarching Goals for 2020:

First, we need to begin to decouple ourselves from the debt burden we have taken on from our acquisition strategy and transition to a more balanced debt to equity capital ratio.   This decoupling will reduce our cash flow burden by millions of dollars annually, which will allow for capital reinvestments to drive greater revenue and lower our overhead burden to help make all of our subsidiaries even more competitive.

Second, we need to bring in a more balanced investor mix.  Currently, we are too top-heavy with retail investors making our stock more susceptible to large price fluctuations.  In 2020, we are moving towards bringing in institutional investors to help balance our stock price out.  If you are a long shareholder, you will appreciate this move.

Third, we need to up-list to a national stock exchange.  In order to bring in institutional investors of merit, we need to be on a national exchange.  Over the past few months, as we have began to investigate the best exchange to up-list to, it has become clear that the NYSE gives us a better path to accomplish our goals while providing the most value to our shareholder base.

Fourth, we want to reward shareholders who seek to be a part of the Alpine 4 family post-up-listing to the NYSE.  Management clearly understands some of the perceptions relating to being a shareholder preceding and post the up-list process.  If the market supports the stock to meet the necessary NYSE threshold, then no reverse will be needed, if it does not, we will reverse accordingly.   While there is more than ample data and examples of successful reverse stock splits such as: Priceline, CitiBank, AIG and many others; the board of directors and I want to ensure that we are being as transparent as possible with our shareholders, and also let them know that we have their best interests at heart too.  Therefore, in the coming months, we will initiate another Class C Dividend to our shareholders of record who are shareholders post reverse and up-listing to the NYSE.  We want to reward shareholders who stick it out with us and understand the value of what NYSE brings to the long-term health of Alpine 4.  The value of that dividend has not been completely vetted out yet, I anticipate that it will be close to the one we issued last summer which was 1 Class C share for every 10 class A shares.

Fifth, the continuation of our DSF acquisition model must include more exploration of Driver companies to add to our portfolio.  Driver companies are typically pre-revenue companies and ones that show promise during the DD period and will need to be purchased with equity and NOT debt.  This will be much more attractive to potential sellers of a Driver company if they can have equity in Alpine 4 if it is listed on the NYSE.   If 2019 was the year of the Stabilizer, then it is our goal to add at least 1 more Driver company in 2020 that has a large opportunity to be a home run company for the Alpine 4 family within 3-5 years.

The Path NYSE:

Of the listing requirements for NYSE MKT we believe that Standard 4a is our best path to up-list.

Meeting the $3 criterium:  It has been recommended by our lead investment bank, AGP, that we seek at least a $4-$5 stock price prior to listing on the NYSE in order to meet the NYSE’ minimum threshold of $3, and to ease any stock fluctuations before the commencement of trading on the exchange.  If we use a common closing price over the last month of $0.20, then we would have to reverse 20 to 1 of our Class A stock in order to hit $4.

Meeting the Market Cap of $75,000,0000: To achieve the value of the Market Cap requirement and to reward shareholders who have been with us the longest, we will not reverse the Class B or C shares and this action should bring our market cap up to $95m.

* The following is a graphical representation based on today's share price, share structure and market capitalization applied to a $4 share price.

Meeting the Market Value of Public Float: We will have to back out the value of the Class B stock and the value of insider shares.  However, this is also met by meeting the Market Cap standard.

In late Q1 or early Q2, we will disseminate more information regarding our up-listing plan, and if any of you have questions, please feel free to email investorrelations@alpine4.com

In closing, I believe that 2020 will be Alpine 4’s most productive and meaningful year in our history and that we are just beginning to see all the potential of what we can be!  We are excited about this next chapter in the life of Alpine 4 and you should be too!

All My Best,

Kent Wilson
CEO/President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

 Date: January 30, 2020